Exhibit 4
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
                           EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW
                                      _____

                                  120 Broadway
                            New York, New York 10271
                                       _____

Writer's Direct Dial             (212) 238-3000
                                 (212) 653-1760                      177 MADISON AVENUE
                                      _____                     MORRISTOWN, NEW JERSEY 07960

                               Fax: (212) 238-3100                     (973) 538-5600
                               Fax: (212) 653-1730                   FAX: (973) 538-6448
                           http://www.emmetmarvin.com                       _____

                                                               1007 ORANGE STREET, SUITE 1460
                                                                 WILMINGTON, DELAWARE 19801
                                                                     (302) 472-7000
                                                                     FAX: (302) 472-7120

                                                                            _____

                                                                  1351 WASHINGTON BOULEVARD
                                                              STAMFORD, CONNECTICUT 06902-4543
                                                                     (203) 425-1400
                                                                     FAX: (203) 425-1410
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                                                     October 3, 2005

The Bank of New York,
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:   American Depositary Receipts for Ordinary Shares of Admiralty Resources NL
      --------------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Ordinary Shares of Admiralty Resources NL for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This opinion may be used by you as an exhibit to the Registration
Statement.

                                                 Very truly yours,

                                                 /s/ Emmet, Marvin & Martin, LLP
                                                 -------------------------------
                                                 EMMET, MARVIN & MARTIN, LLP